                                                                      EXHIBIT 21

                      ACTIVE SUBSIDIARIES OF THE REGISTRANT
                             AS OF FEBRUARY 28, 2001

                              NAME                                    STATE OR COUNTRY
                              ----                                    ----------------

Brock Suite Hotels, Inc. and subsidiaries........................         Delaware
Brookwood Companies Incorporated and subsidiaries................         Delaware
HCRE California, Inc.............................................        California
HEPGP Ltd........................................................         Colorado
HSC Securities Corporation.......................................         Delaware
HWG, LLC.........................................................         Delaware
HWG Holding One, Inc.............................................         Delaware
HWG Holding Two, Inc.............................................         Delaware
HWG Realty Investors, LLC and subsidiaries.......................         Delaware
Hallwood Commercial Real Estate, LLC.............................         Delaware
Hallwood Hotels, Inc. and subsidiaries...........................         Delaware
Hallwood Investment Company......................................    Grand Cayman Island
Hallwood Realty, LLC.............................................         Delaware